SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:  July 17, 1996



                         Seafield Capital Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       Missouri                   0-16946                   43-1039532
     -----------------------------------------------------------------
     (State of other     (Commission File Number)        (IRS Employer
     jurisdiction of                                    Identification
     incorporation)                                         Number)


     2600 Grand Ave.  Suite 500
     P. O. Box 410949
     Kansas City,  MO                                        64141
     -----------------------------------------------------------------
     (Address of principal executive offices)              (Zip code)


                               (816)  842-7000
     -----------------------------------------------------------------
            (Registrant's telephone number, including area code)






Item 5.     Other Events

On July 17, 1996, the Registrant announced that its 54% owned subsidiary, Response Oncology, Inc. (Response), has filed a registration statement with the Securities and Exchange Commission with respect to the public offering of 5,300,000 shares of Response's common stock. Of the 5,300,000 shares expected to be offered, 4,700,000 shares are being offered by Response and 600,000 shares by selling shareholders, principally Seafield. It is anticipated that the offering will commence in late September. Smith Barney, Inc. and J.C. Bradford & Company are named in the registration statement as co-managing underwriters of the proposed offering.

The registration statement relating to the securities described above has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The foregoing announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.





                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                           Seafield Capital Corporation



     Date:  July 30, 1996                  By: /s/ Steven K. Fitzwater
                                               ---------------------------
                                               Steven K. Fitzwater
                                               Vice President, Chief Accounting
                                               Officer and Secretary